      As filed with the Securities and Exchange Commission on July 17, 2000
                       Registration No. _________________

                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          Tech Electro Industries, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Texas                                             75-2408297
------------------------------------------------------------------------------
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                           Identification Number)

275 North Franklin Turnpike, Suite 230, Ramsey, NJ 07446      (201) 760-9900
------------------------------------------------------------------------------
(Address of Principal Executive Offices)                      Telephone Number

         Tech Electro Industries, Inc. 1995 Incentive Stock Option Plan

              Tech Electro Industries, Inc. 1999 Stock Option Plan

          Tech Electro Industries Inc. 2000 Incentive Stock Option Plan
------------------------------------------------------------------------------
                            (Full Title of the Plans)
William Tan Kim Wah                                     Copy to:
Tech Electro Industries, Inc.                           Carl A. Generes
275 North Franklin Turnpike, Suite 230                  Attorney at Law
Ramsey, NJ 07446                                        4315 West Lovers Lane
(201) 760-9900                                          Dallas, Texas 75209
------------------------------------------------------------------------------
(Name, address and phone number of agent for service)   (214) 352-8674
                                                        (214) 352-4135 (Fax)
                         CALCULATION OF REGISTRATION FEE

|-----------------------|---------------------|-------------------|------------------|-------------------|
|Title of each class of |  Amount to be       |Proposed maximum   |Proposed maximum  |  Registration Fee |
|securities to be       |  registered (1),(2) |offering price per |aggregate offering|                   |
|registered             |                     |share (3)          |price             |                   |
|                       |                     |                   |                  |                   |
|  Common stock         |     55,000 shares   |    $0.7188        |   $ 39,534.00    |     $ 10.00       |
|  Common stock         |    580,000 shares   |    $0.75          |   $ 435,000.00   |     $115.00       |
|  Common stock         |    382,000 shares   |    $1.00          |   $ 382,000.00   |     $101.00       |
|  Common stock         |    400,000 shares   |    $0.825         |   $ 330,000.00   |     $ 87.00       |
|  Common stock         |     27,750 shares   |    $1.75          |    $ 48,562.00   |     $ 13.00       |
|  Common stock         |  1,973,000 shares   |    $0.593(4)      |  $1,169,989.00   |     $309.00       |
|                       |                     |                   |                  |                   |
|Total                  |  3,417,750          |                   |  $2,405,085.00   |     $635.00       |
|                       |  shares             |                   |                  |                   |
|-----------------------|---------------------|-------------------|------------------|-------------------|

   (1) This registration statement covers an aggregate of 3,417,750 shares of common stock that is reserved for issuance under the Tech Electro Industries, Inc. 1995 ISOP (117,750 shares), 1999 SOP (1,300,000 shares) and 2000 ISOP
(2,000,000 shares).

   (2) Plus, pursuant to Rule 416, such indeterminate numbers of shares of common stock as may be issuable by reason of the operation of the anti-dilution provisions of the options.

   (3) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h).

   (4) Calculated based upon the last sale price per share of common stock on July 10, 2000 as reported on the OTC Bulletin Board.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10 (A) PROSPECTUS

     Note: The document(s)  containing the information  specified in this Part I will be sent  or  given  to  employees  as  specified  by Rule  428(b)(1).  Such documents  need  not be  filed  with  the  Commission  either  as  part  of this registration  statement or as prospectuses or prospectus supplements pursuant to

Rule 424.  These  documents and the documents  incorporated  by reference in the registration  statement in Item 3 of Part II of this Form S-8,  taken  together,

constitute a  prospectus  that meets the  requirements  of Section 10 (a) of the

Securities Act.

     This Registration  Statement on Form S-8 (the "Registration  Statement") of

Tech Electro  Industries,  Inc., a Texas corporation,  (the "Registrant")  cover

3,417,750  shares of the  Registrant's  common stock,  par value $0.01 per share

("Common Stock).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of  documents  filed by  the Registrant with the

         Commission are incorporated herein by reference:

         (a)      The  Registrant's Annual Report on Form 10-KSB for fiscal year ended December 31, 1999;

         (b)      The Registrant's Form 8-K/A filed with the Commission filed on

                  January 5, 2000;

         (c)      The Registrant's  Quarterly Report on  Form 10-Q for the three months ended March 31, 2000.

         (d)      The  Registrant's  Form  8-K filed with the Commission on June

                  30, 2000; and

         (e)      The description of the  Registrant's Common Stock contained in its Registration Statement on Form SB-2, File No. 33-98662, filed with the Commission October 30, 1995, and any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to

Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective  amendment which indicates that all securities  registered hereby have been sold or which deregisters all securities then remaining unsold,  shall be deemed to be  incorporated  by reference  herein and to be a part hereof from the date of the filing of such documents.


     Any statement  contained herein or in a document  incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for  purposes  of this  Registration  Statement  to the extent  that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference  herein modifies or deemed,  except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities

       Not Applicable

Item 5.           Interests of Named Experts and Counsel.

       Not Applicable

Item 6.           Indemnification of Directors and Officers.

     The  Texas  Business  Corporation  Act (the  "TBCA"),  in  general,  allows corporations to indemnify their directors and officers  against  expenses actual and reasonable incurred in connection with a proceeding,  if the person acted in good  faith and in a manner  the  person  reasonably  believed  to be in, or not opposed to, the best  interests  of the  corporation.  In the case of a criminal action or proceeding,  the director or officer must have had no reasonable cause to believe that the person's conduct was unlawful.  Except as set forth below, a corporation may not indemnify a director in respect of a proceeding (a) in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefits resulted from an action taken in the person's  official  capacity;  or (b) in which the person is found liable to the  corporation.  However,  a director may be  indemnified  against  judgments,

penalties  (including  excise  and  similar  taxes),   fines,   settlements  and

reasonable  expenses  actually  incurred  by the person in  connection  with the proceeding,  but if the person is found  liable to the  corporation  or is found liable on the basis that personal benefit was improperly received by the person,

the  indemnification  (1) is limited to reasonable expenses actually incurred by the  person  in  connection  with the  proceeding  and (2)  shall not be made in respect of any  proceeding  in which the person shall have been found liable for willful  or  intentional  misconduct  in the  performance  of  this  duty to the corporation.

     Article Eleven of the Registrants  Articles of  Incorporation,  as amended,

provides:

     To the fullest  extent  permitted  by  applicable  law, no director of this corporation shall be liable to this corporation or its shareholders for monetary damages for an act or omission in such director's capacity as a director of this corporation,  except that this  Article  Eleven does not  eliminate or limit the liability of a director of this corporation for:

     1.   a breach of such director's duty of loyalty to this corporation or its shareholders;

     2.   an  act  or  omission  not  in good faith or that involves intentional misconduct or a knowing violation of the law;

     3.   a transaction from which  such  director received an improper benefit,

          whether or not the benefit resulted from an  action  taken  within the scope of such director's office; or

     4.   an act related to an unlawful stock repurchase or payment of dividend.

     Any  repeal  or  amendment  of this  Article  by the  shareholders  of this corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of this corporation existing at the time of such repeal or  amendment.  In addition to the  circumstances  in which a director of this  corporation is not  personally  liable as set forth in the foregoing  provisions of this Article Eleven, a director shall not be liable to the fullest  extent  permitted by any  Amendment  to the Texas  Miscellaneous

Corporation  Laws Act or the Texas Business  Corporation  Act hereafter  enacted that further limits the liability of a director.

Item 7.           Exemption from Registration Claimed.
         Not Applicable.

Item 8.       Exhibits.

Exhibit No.   Description

 4.1          Tech Electro Industries, Inc. 1995 Incentive Stock Option Plan*

 4.2          Tech Electro Industries, Inc. 1999 Stock Option Plan.**

 4.3          Tech Electro Industries, Inc. 2000 Incentive Stock Option Plan ***

 5            Opinion of the Law Office of Carl A. Generes ***

23.1          Consent  of  the  Law  Office  of Carl A. Generes (included in its opinion filed as Exhibit 5 hereto)

23.2          Consent  of  King  Griffin  &  Adamson P.C., independent certified public accounts.***

24            Power  of  Attorney (included in this Registration Statement under

              "Signatures").



*        Incorporated  herein by reference, from Exhibit 4.5 to the Registrant's

         Registration Statement on Form SB-2,  File No. 33-98662, filed with the

         Commission October 30, 1995.

**       Incorporated  herein  by  reference  from Exhibit B to the Registrant's

         Information Statement dated June 8, 2000 filed  with  the Commission on

         June 7, 2000, File No. 0-27210.

***      Filed herewith.

Item 9.           Undertakings.

      We hereby undertake:

     (1) To file,  during  any  period in which  offers or sales are being  made pursuant to this  registration  statement,  a  post-effective  amendment to this registration  statement to include any material  information with respect to the plan of distribution not previously  disclosed in the registration  statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities

Act of 1933,  each  such  post-effective  amendment  shall be deemed to be a new registration  statement  relating to the  securities  offered  therein,  and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective  amendment any of the securities being registered which remain unsold at the termination of the offering.


     We hereby  undertake  that, for purposes of determining any liability under the  Securities  Act of 1933,  each  filing of the  registrant's  annual  report pursuant to Section 13(a) or 15(d) of the Securities  Exchange Act of 1934 (and,

where  applicable,  each  filing of an employee  benefit  plan's  annual  report pursuant  to  Section  15(d) of the  Securities  Exchange  Act of 1934)  that is incorporated by reference in the registration  statement shall be deemed to be a new registration  statement relating to the securities offered therein,  and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar  as  indemnification  by  us  for  liabilities  arising  under  the

Securities Act may be permitted to directors,  officers and controlling  persons of Tech Electro Industries,  Inc. pursuant to the provisions referenced above or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of

1933, as amended, and is, therefore unenforceable. In the event that a claim for indemnification  against  such  liabilities  (other  than the  payment  by us of expenses incurred or paid by a director,  officer or controlling  person of Tech

Electro  Industries,  Inc.  in the  successful  defense of any  action,  suit or proceeding)  is  asserted by such  director,  officer or  controlling  person in connection with the securities being registered  hereunder,  we will,  unless in the opinion of its counsel the matter has been settled by controlling precedent,

submit  to a  court  of  appropriate  jurisdiction  the  question  whether  such indemnification  by it is against  public policy as expressed in the  Securities

Act of 1933, as amended,  and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in Los Angeles, California, on July 12, 2000.

TECH ELECTRO INDUSTRIES, INC.


By:      /s/ William Tan Kim Wah
         -----------------------
         William Tan Kim Wah
         Chairman, Chief Executive Officer
         and President



                                POWER OF ATTORNEY

     KNOW ALL  PERSONS  BY THESE  PRESENTS,  that each  person  whose  signature appears below  constitutes and appoints  William Tan Kim Wah and Ian Edmonds and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and  re-substitution,  for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments)  to this  registration  statement,  and to file the  same,  with all exhibits  thereto,  and  other  documents  in  connection  therewith,  with  the

Securities and Exchange  Commission,  granting unto said  attorneys-in-fact  and agents,  and each of them,  full power and  authority to do and perform each and every act and thing requisite and necessary to be done in connection  therewith,

as fully to all intents and  purposes as he might or could do in person,  hereby ratifying and confirming  all that said  attorney-in-fact  and agent,  or any of them, or his  substitutes or substitute,  may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this

registration  statement  has  been  signed  by  the  following  persons  in  the capacities and on the dates indicated.

Signature                 Title                                   Date

/s/ William Tan Kim Wah   Chairman, President, Chief Executive    July 12, 2000
-----------------------   Officer (Principal Executive Officer),
William Tan Kim Wah       and Director

/s/ Julie Sansom-Reese    Chief Accounting Officer,               July 12, 2000
----------------------    (Principal Financial
Julie Sansom-Reese        and Accounting Officer)

/s/ Ian Edmonds           Vice President and Director             July 12, 2000
---------------
Ian Edmonds

/s/ Sadasuke Gomi         Director                                July 12, 2000
-----------------
Sadasuke Gomi

EXHIBIT INDEX

Exhibit No.    Description

-----------

 4.1           Tech Electro Industries, Inc. 1995 Incentive Stock Option Plan.*

 4.2           Tech Electro Industries, Inc. 1999 Stock Option Plan.**

 4.3           Tech Electro Industries, Inc. 2000 Stock Option Plan ***

 5             Opinion of the Law Office of Carl A. Generes ***

23.1           Consent of the Law Office of Carl A. Generes  (included  in   its

               opinion filed as Exhibit 5 hereto)

23.2           Consent of King Griffin &  Adamson  P.C.,  independent  certified public accounts.***

24             Power  of Attorney (included in this Registration Statement under

               "Signatures").

-----------

*    Incorporated herein  by  reference,  from  Exhibit  4.5 to the Registrant's

     Registration Statement  on  Form  SB-2,   File No. 33-98662, filed with the

     Commission October 30, 1995.

**   Incorporated  herein  by  reference from  Exhibit  B  to  the  Registrant's

     Information Statement dated June 8, 2000 filed with the  Commission on June

     7, 2000, File No. 0-27210.

***  Filed herewith.